EXHIBIT 10.70

COLLATERAL ASSIGNMENT OF AGREEMENT

This Collateral Assignment of Agreement (this “Assignment”), dated as of October 19, 2009, is entered into by and between UNIGENE LABORATORIES, INC. (“Assignor”), and VICTORY PARK MANAGEMENT, LLC, as administrative agent and collateral agent (“Agent”).

W I T N E S S E T H:

WHEREAS, Assignor is party to that certain License Agreement by and between Assignor and Tarsa Therapeutics, Inc. (the “Counterparty”) (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Assigned Agreement”);

WHEREAS, Assignor, the Lenders party thereto and Agent entered into that certain Financing Agreement, dated as of September 30, 2008 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Financing Agreement”), pursuant to which Lenders agreed to purchase Notes from Assignor;

WHEREAS, Assignor has granted to Agent, on behalf of the Holders and Lenders, security interests in substantially all of its assets to secure payment of the Obligations;

WHEREAS, as a condition to the effectiveness of the Omnibus Amendment Agreement, dated as of the date hereof, by and among Assignor, Agent and the Holders signatory thereto (the “Amendment”), Assignor is required to assign to Agent, on behalf of the Holders and Lenders, as additional security for the Obligations, all of its rights and remedies under the Assigned Agreement and all other documents and agreements executed by Assignor pursuant to the Assigned Agreement (together with the Assigned Agreement, the “Assigned Documents”) (collectively, such rights and remedies of Assignor are referred to herein as the “Assignor’s Rights”); and

WHEREAS, to induce the Agent and Required Holders to enter into the Amendment, Assignor, with the consent of the Counterparty, desires to assign its rights under the Assigned Documents to Agent, on behalf of the Holders and Lenders.

NOW, THEREFORE, in consideration of the premises set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby agrees as follows:

1. Unless otherwise defined herein, all other terms used herein shall have the meanings ascribed thereto under the Financing Agreement.

2. Assignor hereby collaterally assigns and transfers to Agent, on behalf of the Holders and Lenders (and grants a security interest to Agent on behalf of the Holders and Lenders) as additional security for the repayment in full of the Obligations, all of Assignor’s Rights.

3. Assignor hereby irrevocably authorizes and empowers Agent or its agents, in the sole discretion of Agent, to assert either directly or on behalf of Assignor, any claims Assignor may, from time to time, have (including with respect to any and all payments due to Assignor) under or pursuant to the Assigned Documents, as Agent may reasonably deem proper, and to apply the same on account of any of the Obligations. Assignor hereby irrevocably makes, constitutes and appoints Agent (and any officers, employees, or agents designed by Agent) as its true and lawful attorney (and agent-in-fact) for the purpose of enabling Agent or its agents to assert and collect such claims and to apply such monies in the manner set forth hereinabove. Notwithstanding the foregoing, Agent agrees that, unless an Event of Default has occurred and is continuing, Assignor alone shall have the right to assert such claims; provided, that Assignor shall give Agent notice of any intention to assert any such claims in excess of $250,000 and keep Agent informed of the status of any proceedings concerning such claims. Assignor and Agent hereby acknowledge and agree that Agent has all rights, remedies and obligations with respect to Assignor’s Rights that are made available to or binding upon Agent as a secured party under the Transaction Documents, and such rights and remedies include the sale or other transfer by Agent of its interest in Assignor’s Rights to a third-party purchaser in accordance with such Transactions Documents.

4. This Assignment shall continue in effect until all of the Obligations (other than contingent indemnification obligations) have been indefeasibly paid in full in cash and the Financing Agreement has been terminated in accordance with the terms thereof, at which time Agent’s interests in Assignor’s Rights assigned to Agent hereby shall automatically terminate hereunder and of record and Assignor’s Rights shall revert to Assignor.

5. At any time or from time to time, upon Agent’s written request, Assignor will execute and deliver to Agent such further documents and do such other acts and things as Agent may reasonably request in order to further effect the purposes of this Assignment or any schedule, amendment or supplement hereto, or a financing or continuation statement with respect hereto, in accordance with the laws of any applicable jurisdictions. Assignor hereby authorizes Agent to effect any such filing or recording statements (or amendments thereto) without the signature of Assignor, and Agent’s reasonable and documented costs and expenses with respect thereto shall be part of the Obligations and shall be payable by Assignor in the manner as set forth in Section 8.25 of the Financing Agreement.

6. Assignor hereby represents and warrants that, immediately following the execution of the Assigned Agreement, as of the date hereof:

(a) Each of the Assigned Documents is in full force and effect and is enforceable in accordance with its terms except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies;

(b) no default by Assignor or, to the knowledge of Assignor, the other parties thereto exists under any Assigned Document; and

(c) to the knowledge of Assignor, the representations and warranties of the Counterparty contained in the Assigned Documents are true and correct in all material respects and the covenants and conditions to be performed by the Counterparty on or prior to the date of this Assignment under the Assigned Documents have been performed or satisfied in all material respects.

7. Assignor hereby covenants and agrees that:

(a) it will not assign, pledge or otherwise encumber any of its right, title or interest under, in or to the Assigned Documents except for any inchoate tax Liens and judgment Liens solely to the extent constituting Permitted Liens under the Financing Agreement and for the assignment to Agent and its successors or assigns as set forth herein;

(b) it will not take or omit to take any action, the taking or omission of which could reasonably be expected to result in an alteration or impairment in any material respect adverse to the Lenders or Holders, of the Assigned Documents, Assignor’s Rights or Agent’s rights under this Assignment;

(c) it will not, except with the prior written consent of Agent, enter into any agreement amending or supplementing any Assigned Document in any material respect adverse to the interests of the Lenders or Holders; and

(d) except as expressly permitted under the terms of the Financing Agreement, it will not grant any material consents or waivers under any of the Assigned Documents that could reasonably be expected to be adverse to the interests of Agent without receiving the prior written consent of Agent.

8. Any provision of this Assignment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof, and any such prohibition or enforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9. None of the terms or provisions of this Assignment may be waived, altered, modified or amended except by an instrument in writing, duly executed by Assignor and Agent. This Assignment and all obligations of the parties hereunder shall be binding upon the successors and assigns of Assignor and shall, together with the rights and remedies of Agent hereunder, inure to the benefit of Agent on behalf of the Holders and Lenders, and Agent’s and the Holders’ and Lenders’ respective successors and assigns. All questions concerning the construction, validity, enforcement and interpretation of this Assignment shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois.

10. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another party, or whenever any of the parties desire to give or serve upon another party any communication with respect to this Assignment, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing, and addressed as follows:

(a) If to Agent, at:

Victory Park Management, LLC
227 W. Monroe Street, Suite 3900
Chicago, Illinois 60606
Telephone:	(312) 701-0788
Facsimile:	(312) 701-0794
Attention:	Matthew Ray

(b) If to Assignor, at:

Unigene Laboratories, Inc.
81 Fulton Street
Boonton, New Jersey 07005
Telephone:	(973) 265-1100
Facsimile:	(973) 335-0972
Attention:	Warren Levy

With a copy (for informational purposes only) to:

Dechert LLP
902 Carnegie Center, Suite 500
Princeton, New Jersey 08540
Telephone:	(609) 955-3200
Facsimile:	(609) 955-3259
Attention:	James J. Marino

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided, confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Assignment as of the date first set forth above.

ASSIGNOR:

UNIGENE LABORATORIES, INC.

By	/s/ Ronald S. Levy
Name:	Ronald S. Levy
Title:	Executive Vice President

[Signature Page to Collateral Assignment of Agreement]

AGENT:

VICTORY PARK MANAGEMENT, LLC

By:	/s/ Matthew Ray
Name:	Matthew Ray
Title:	Manager

[Signature Page to Collateral Assignment of Agreement]